Exhibit 99.1

KULR Secures Third NASA Order for Automated Battery Cell Testing Services

SAN DIEGO / GLOBENEWSWIRE / August 31, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the “Company” or “KULR”), a global leader in sustainable energy management, is pleased to announce today the latest purchase order from the National Aeronautics and Space Administration (“NASA”), an independent agency of the U.S. federal government, as part of a multi-phase agreement for its advanced automated battery cell screening system. This recent procurement involves the assessment of 10,000 LG Chem Lithium-Ion INR18650 M36T cells.

According to Straits Research, the global battery cell testing market was valued at USD 5 billion in 2021 and is anticipated to reach USD 7 billion by 2030. The market is projected to grow at a CAGR of 4% during the forecast period (2022–2030).

In collaboration with NASA, KULR specializes in the evaluation of battery cells vital for manned space missions. Due to increasing demand, the company plans to expand its technology to support 21700 cells, with functionality expected by the end of the current year. This enhancement will amplify the safety, dependability, and efficacy of cells for a broader array of mission-critical applications.

KULR's modular screening technology allows for easy scalability to meet evolving market needs. This project signifies another key development in the strategic partnership between KULR and NASA, reinforcing KULR's role as a crucial player in aerospace energy management and battery safety.

As the push for electrification and sustainable energy intensifies, the KULR team believes that it is optimally positioned to capitalize on emerging opportunities. This endeavor has also paved the way for further collaborative efforts within the sector, focused on advancing battery design and safety measures.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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